                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT

                      Pursuant to Section 13 OR 15(d) of
                      the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 29, 2000


                          GOLDEN STAR RESOURCES LTD.
                          --------------------------
            (Exact name of registrant as specified in its charter)


===================================================================================================================
                Canada                             1-12284                            98-0101955
                ------                             -------                            ----------
   (State or other jurisdiction of         (Commission File Number)      (IRS Employer Identification Number)
            incorporation)
===================================================================================================================

                        1660 Lincoln Street, Suite 3000
                          Denver, Colorado 80264-3001
                   (Address of principal executive offices)

Registrant's telephone number, including area code:  (303) 830-9000
                                                     --------------

                                Not Applicable
                                --------------
         (Former name or former address, if changed since last report)
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Item 5.   Other Events
          ------------

Golden Star Resources Ltd. announced that it has filed an appeal against the American Stock Exchange's intention to remove the Company's shares from listing on the Exchange. The appeal process is expected to take some time and during this period the Company's shares will continue to be listed and traded on the Exchange. Trading on the Toronto Stock Exchange should not be affected by the determination made by the American Stock Exchange. Golden Star will also utilize the appeal period to review the alternatives available to the Company in the event that the appeal is unsuccessful and an alternative listing forum in the United States is required.

The decision of the Exchange to de-list the Company's shares is in strict compliance with the Exchange's guidelines and is based on several factors including Golden Star's greater than five year history of negative earnings and the low price at which the Company's shares are currently trading. Golden Star's appeal of the Exchange's decision will focus on the negative impact that recent low gold prices have had on these tests and the positive impact that continuing operations at Bogoso coupled with the impact of the planned acquisition of the Prestea gold concession may have on the Company's earnings and share price.
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   GOLDEN STAR RESOURCES LTD.
                                   -------------------------------------
                                   Registrant



  Date:  October 4, 2000           /s/ Peter Bradford
         ---------------           -------------------------------------
                                   Peter Bradford
                                   President and Chief Executive Officer